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                                                                    EXHIBIT 10.2


                       STUDENT LOAN MARKETING ASSOCIATION
                     BOARD OF DIRECTORS' STOCK OPTION PLAN

I. PURPOSE

  The purpose of this Student Loan Marketing Association Board of Directors Stock Option Plan (the "Plan") is to promote and encourage Common Stock ownership by Directors in order to link the interests of the Directors of the Corporation with the interests of the shareholders of the Corporation.

II. ADMINISTRATION

  (a) The Plan shall be administered by a Board of Directors Stock Option Plan Committee (the "Committee"), which is composed of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Executive Vice President and General Counsel of the Corporation. In addition to its duties with respect to the Plan stated elsewhere in the Plan, the Committee shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, to delegate its responsibilities hereunder to appropriate persons and to make all other determinations necessary or desirable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Directors to receive options under the Plan. All decisions, determinations and interpretations of the Committee shall be final and conclusive and binding upon all persons.

  (b) The Corporation makes no representation concerning the tax consequences to a Director upon receipt or exercise of any Option hereunder or the subsequent sale of Common Stock acquired thereunder.

III. SHARES SUBJECT TO THE PLAN

  Shares that may be issued under the Plan shall be the Common Stock, $0.20 par value, of the Corporation ("Common Stock"). The aggregate number of shares of Common Stock which may be delivered on exercise of the Options is 200,000. Such shares may be previously issued shares re-acquired by the Corporation or authorized but unissued shares. If any Option expires, terminates or is canceled for any reason, without having been exercised in full, the shares covered by the unexercised portion of such Option shall again be available for Options, within the limit specified above.

IV. PARTICIPANTS

  Directors of the Corporation who are not employees of the Corporation or any subsidiary of the Corporation shall be eligible to participate in the Plan ("Participants").

V. GRANTS OF OPTIONS

  (a) Options to purchase 1,000 shares shall be granted automatically to each Participant on the date of the meeting of the Compensation and Personnel Committee of the Board of Directors in each January, except that the first grant under this Plan (the "1996 Grant") shall be an automatic grant of options to purchase 3,000 shares granted on January 25, 1996 subject to approval of the Plan by the Shareholders at the 1996 Annual Meeting of Shareholders.

  Participants who were not members of the Board of Directors on January 25, 1996, and who become members of the Board of Directors after January 25, 1996, shall receive an automatic grant of options to purchase 3,000 shares granted on the first day of the Participant's initial term of service after January 25, 1996 and such Participant shall receive no other grants of options during that calendar year.
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  (b) Each Option shall be evidenced by a written instrument which shall (1)
state the terms and conditions of the Option in accordance with the Plan; and
(2) contain such additional provisions as may be required under applicable laws, regulations, and rules or otherwise appropriate.

VI. OPTION PRICE

  The purchase price of a share of Common Stock subject to an Option shall be, subject to adjustment pursuant to Article XIV, an amount equal to the fair market value of the Common Stock on the day the Option is granted. The fair market value shall be the closing price at which the Common Stock traded on the day the Option is granted.

VII. EXERCISE; OPTION PERIOD

  Each Option granted shall become exercisable, in whole or in part, on the date of grant. Each Option shall be for a term of ten (10) years from the date it is granted, and shall be subject to earlier termination as provided in
Article VIII.

VIII. EXERCISE RIGHTS

  (a) If a Participant becomes totally and permanently disabled, the Participant may exercise the Option in whole or in part within one year after the date of such disability, but in no event later than the date on which it would have expired if the Participant had not become disabled.

  (b) If a Participant dies during a period in which he or she is entitled to exercise an Option (including the periods referred to in paragraphs (a) and (c) of this Article) the Option may be exercised at any time within its remaining term as shall be prescribed in the Option instrument, but in no event later than the date on which it would have expired if the Participant had lived, or one year after the optionee's death, whichever date is earlier, by the Participant's executor or administrator or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. The Option may be exercised in whole or in part.

  (c) If a Participant ceases to be a member of the Board for any reason other than total and permanent disability or death during a period in which he or she is entitled to exercise an Option, the Participant's Option shall terminate nine months after the date of such cessation of Board membership, but in no event later than the date on which it would have expired if such cessation of Board membership had not occurred.

IX. METHOD OF EXERCISE

  (a) Each exercise of an Option shall be by written notice to the Secretary of the Corporation, stating the number of shares to be purchased. An Option may be exercised in whole or in part; provided, however, that an Option may not be exercised as to less than 25 shares at any one time, except with respect to the remaining shares then purchasable under the Option, if less than 25 shares. Fractional shares of Common Stock will not be issued. The Committee may prescribe rules limiting the frequency of exercise of Options.

  (b) The purchase price of Common Stock being purchased shall be paid in full at the time the Option is exercised. Such payment may be made, at the election of the person exercising the Option:

       (i) in cash;

       (ii) by delivery of Common Stock having a fair market value, as determined under Article VI hereof, equal to such purchase price; or
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         (iii) partly in cash and partly in Common Stock having a fair market value as determined under Article VI.

  (c) A Participant or other person entitled to exercise an Option shall not be entitled to any rights as a shareholder of the Corporation with respect to any shares covered by such Option until such shares shall have been registered on the transfer books of the Corporation in the name of such person.

X. NONTRANSFERABILITY OF OPTIONS

  Each Option shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution. Each Option shall be exercisable during the Participant's lifetime only by the Participant.

XI. REPURCHASE OF SHARES BY CORPORATION

  The Corporation is under no obligation to repurchase Common Stock acquired pursuant to the exercise of an Option hereunder.

XII. USE OF PROCEEDS

  The proceeds received by the Corporation from the sale by it of shares of Common Stock to persons exercising Options pursuant to the Plan will be used for the general purposes of the Corporation.

XIII. LAWS AND REGULATIONS

  The Plan, the grant and exercise of Options, and the obligation of the Corporation to sell and deliver shares of Common Stock upon exercise of Options shall be subject to all applicable laws, regulations, and rules.

XIV. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

  If there is a change in the number or kind of outstanding shares of the Corporation's Common Stock by reason of legislative action, a stock dividend, stock split, recapitalization, merger, consolidation, combination or other similar event, appropriate adjustments shall be made by the Committee to the number and kind of shares subject to the Plan, the number and kind of shares under Options then outstanding, the maximum number of shares available for Options, the Option price and other relevant provisions, to the extent that the Committee, in its sole discretion, determines that such change makes such adjustments necessary or equitable.

XV. TERMINATION; AMENDMENTS

  (a) The Board may at any time terminate the Plan.

  (b) The Board may at any time or times amend the Plan, or amend any outstanding Option or Options, for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law, except that the Plan may not be amended more frequently than once every six months except to the extent necessary to comply with ERISA or federal tax requirements.

  (c) Except as provided in Article XIV, no such amendment shall, without the approval of the shareholders of the Corporation:

      (i) increase the maximum number of shares of Common Stock for which Options may be granted under the Plan;
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      (ii) reduce the price at which Options may be granted below the price provided for in Article VI;

     (iii) reduce the Option price of outstanding Options;

      (iv) extend the period during which an outstanding Option may be exercised;

       (v) materially increase in any other way the benefits accruing to Participants; or

      (vi) change the class of persons eligible to be Participants.

  (d) Nothing contained in this Plan shall be construed to prevent the Corporation or any subsidiary from taking any corporate action which is deemed by the Corporation or any such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No Director, beneficiary, or other person shall have any claim against the Corporation or any subsidiary as a result of any such action.

XVI. INDEMNIFICATION OF THE COMMITTEE

  The Corporation may, consistent with applicable law, indemnify members of the Committee against any liability, loss or other financial consequence suffered by them with respect to any act or omission of the Committee or its members relating to the Plan to the same extent and subject to the same conditions as specified in the indemnity provisions contained in the By-Laws and Regulations of the Student Loan Marketing Association.

XVII. EFFECTIVE DATE

          The terms of this Plan shall be effective on January 25, 1996, as approved by the shareholders of the Student Loan Marketing Association at the May 16, 1996 Annual Meeting of Shareholders.

         IN WITNESS WHEREOF, Student Loan Marketing Association has caused this instrument to be duly executed in its name and on its behalf on this 16th day of May, 1996.

                                        STUDENT LOAN MARKETING ASSOCIATION


                                        /s/ TIMOTHY G. GREENE
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                                        Timothy G. Greene, Executive
                                        Vice President and General Counsel